UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report

January 3, 2020

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court Miami Lakes, Florida		33014
(Address of principal executive offices)		(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 3, 2020, ERBA Diagnostics, Inc. (the “Corporation”), and Diamedix Corporation (“Diamedix”), a wholly owned subsidiary of the Corporation, entered into, and consummated the transactions contemplated by, an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Gold Standard Diagnostics Corp. (the “Buyer”), pursuant to which the Buyer purchased from Diamedix all of Diamedix’s assets that are exclusively used or held for use by Diamedix in connection with Diamedix’s assays and autoimmune product lines (33 FDA 510(k) clearances relating to ELISA test kits, 1 FDA 510(k) clearance relating to the Mago automated EIA processor, and 1 FDA 510(k) clearance relating to EZ Complement Cells), which products are used for the diagnosis and monitoring of autoimmune diseases, including systemic lupus erythematosus, rheumatoid arthritis, mixed connective tissue disease, Sjogren’s syndrome, scleroderma and dermatopolymyositis (the “Acquisition”) for the aggregate purchase price of $2,150,000 (the “Purchase Price”). At the closing of the Acquisition, the Buyer paid $1,393,887.67 of the Purchase Price to Diamedix, $460,000 of the Purchase Price into an escrow account to secure indemnification obligations of Diamedix and $296,112.33 of the Purchase Price into an escrow account to pay certain third-party vendors of Diamedix, in each case, upon the terms and subject to the conditions of the Asset Purchase Agreement. The Asset Purchase Agreement contains other representations, warranties, conditions, covenants and agreements that the Corporation believes are customary for transactions of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: January 3, 2020	By:	/s/ David Barka
David Barka,
Interim Chief Executive Officer